Exhibit 10.12

AMENDMENT NO. 2
TO
CREDIT AGREEMENT

This AMENDMENT NO. 2 dated as of August 1, 2012 (this “Amendment”) is by and among NOODLES & COMPANY (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), and the lenders signatory hereto and amends that certain Credit Agreement dated as of February 28, 2011 (as amended by Amendment No. 1 dated as of December 8, 2011 and as further amended, restated, extended, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”) by and among the Borrower, the other Loan Parties party thereto, the  lenders party thereto (the “Lenders”), the Administrative Agent, Bank of America, N.A. as L/C Issuer and Swing Line Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Left Lead Arranger, GE Capital Markets, Inc. and Wells Fargo Bank, National Association as Right Lead Arrangers and together with the Left Lead Arranger, as Co-Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, GE Capital Markets, Inc. and Wells Fargo Bank, National Association as Joint Book Managers, GE Capital Markets, Inc. and Wells Fargo Bank, National Association as Co-Syndication Agents and Regions Bank as Documentation Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as provided more fully herein below.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.                               Amendments to the Credit Agreement.

§1.1.                     Amendment to Cover Page.  The cover page of the Credit Agreement is hereby deleted in its entirety and replaced with the cover page attached as Exhibit A hereto.

§1.2.                     Amendment to Preamble.  The preamble of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“This CREDIT AGREEMENT (this “Agreement”) is entered into as of February 28, 2011, among NOODLES & COMPANY, a Delaware corporation (after giving effect to the Acquisition and the other aspects of the Transaction, the “Borrower”), each other Loan Party party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Left Lead Arranger, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Right Lead Arranger and together with the Left Lead Arranger, as Co-Lead Arrangers, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Book Managers and REGIONS BANK and WELLS FARGO

BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.”

§1.3.                     Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical location:

“Second Amendment Effective Date” means August 1, 2012.

§1.4.                     Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions contained in such Section 1.1 in their entirety and inserting each in the appropriate alphabetical location as follows:

“Applicable Rate” means in respect of the Term Facility and the Revolving Credit Facility,

(a) for periods from the Closing Date to the date immediately preceding the Second Amendment Effective Date, the applicable percentage per annum set forth below for each Type of Loan (and for the Letter of Credit Fees) determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
1	<4.25:1	4.00%	3.00%
2	>4.25:1 but <5.00:1	4.50%	3.50%
3	>5.00:1	5.00%	4.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, for periods from the Closing Date to the date immediately preceding the Second Amendment Effective Date, then, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ended on or about December 31, 2011, shall be determined based upon Pricing Level 2; provided that, if at any time during such period, Pricing Level 3 would otherwise be applicable in accordance with the terms hereof (notwithstanding the foregoing), then the Applicable Rate shall be determined based upon Pricing Level 3; and

(b)                                 from and after the Second Amendment Effective Date, the applicable percentage per annum set forth below for each Type of Loan (and for the Letter of Credit Fees) determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
1	<2.75:1	2.00%	1.00%
2	>2.75:1 but <3.50:1	2.50%	1.50%
3	>3.50:1 but <4.25:1	3.25%	2.25%
4	>4.25:1 but <5.00:1	3.75%	2.75%
5	>5.00:1	4.25%	3.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, for periods from and after the Second Amendment Effective Date, then, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Sections 2.08(b) and 2.10.

“Change of Control” means an event or series of events by which:

(a)                                 at any time prior to the creation of a Public Market, the Sponsor Investors, collectively, shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, equity securities in the Borrower representing at least 51% or more of the combined voting power of all of the equity securities entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

(b)                                 upon or at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Sponsor Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

(c)                                  during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(d)                                 at any time prior to the creation of a Public Market, any Person or two or more Persons acting in concert, other than the Sponsor Investors, shall have acquired by contract or otherwise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing the lesser of 50% or more of the combined voting power of such securities or a combined voting power greater than the voting power of the Sponsor Investor who owns the largest percentage of such equity securities;

(e)                                  except as permitted under Sections 7.04 and 7.05, the Borrower shall cease, directly or indirectly, to own and control legally and beneficially the percentage of Equity Interests in each Subsidiary set forth on Schedule 5.13; or

(f)                                   a Public Market is created, unless, immediately prior to and immediately after giving effect to the transactions arising out of, connected to or related to the creation of such Public Market (including the application of proceeds therefrom), (i) the Consolidated Total Leverage Ratio for the Measurement Period most recently completed, calculated on a pro forma basis as though such transactions had been consummated as of the first day of the fiscal period covered thereby, is less than or equal to 2.00:1.00 and (ii) the Excess Revolving Availability is at least $20,000,000.

“Co-Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and and Wells Fargo Bank, National Association, in their capacity as Left Lead Arranger and Right Lead Arranger, respectively.

“Co-Syndication Agents” means Regions Bank and Wells Fargo Bank, National Association, in their capacities as co-syndication agents.

“Joint Book Managers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, in their capacity as joint book managers.

“Maturity Date” means August 1, 2017; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Right Lead Arranger” means Wells Fargo Bank, National Association in its capacity as right lead arranger.

§1.5.                     Amendment to Section 1.01.  The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence of such definition.

§1.6.                     Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions for “Documentation Agent” and “GE Capital”.

§1.7.                     Amendment to Section 1.01.  The definition of “Hedge Bank” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “(i)” in the second line thereof and by deleting the entirety of clause (ii) in such definition.

§1.8.                     Amendment to Section 2.09.  Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety so that it reads as follows:

“Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage,

(i) for periods from the Closing Date to the date immediately preceding the Second Amendment Effective Date, a commitment fee equal to 0.625% per annum times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15; and

(ii) for periods from and after the Second Amendment Effective Date, a commitment fee equal to 0.50% per annum times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.

The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears.  For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the Outstanding Amount of Revolving Credit Loans.”

§1.9.                     Amendment to Section 6.16.  Section 6.16 of the Credit Agreement is hereby amended to delete the reference to “or as arranged by GE Capital” in the fourth line thereof.

§1.10.              Amendment to Section 7.12.  Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety so that it reads as follows: “[Intentionally Omitted.]”.

§1.11.              Amendment to Section 9.08.  Section 9.08 of the Credit Agreement is hereby amended and restated in its entirety so that it reads as follows:

“No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Book Managers, Co-Lead Arrangers or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.”

§1.12.              Global Amendment.  Each reference to “Right Lead Arrangers” in each instance where it appears in the Credit Agreement shall be deemed replaced by a reference to such term in the singular.

§1.13.              Amendment to Schedule 2.01.  As of the Second Amendment Effective Date, Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement shall be replaced in its entirety with Schedule 2.01 attached hereto as Exhibit B.

§1.14.              Amendment to Schedules.  As of the Second Amendment Effective Date, Schedules 5.08(b), 5.13, 5.17, 5.20, 5.21 and 5.22 to the Credit Agreement are hereby amended and restated in their entirety with the respective schedules attached hereto as Exhibit C.

§2.                               Affirmation and Acknowledgment.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Agreement as amended hereby.  The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

§3.                               Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)                                 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations and agreements under this Amendment, the Credit Agreement and the other Loan Documents as amended hereby are within the organizational power and authority of the Borrower, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of the Borrower’s Organization Documents or (ii) violate any applicable Law, except, with respect to this clause (ii), to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(b)                                 This Amendment has been duly executed and delivered by the Borrower.  Each of this Amendment and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                                  No approval or consent of, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement as amended hereby.

(d)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof (other than to the extent that any representation and warranty is already qualified by materiality, in which case, such representation and warranty shall be true and correct as of the date hereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a), (b) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b) and (c) of the Credit Agreement, respectively.

(e)                                  As of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

(f)                                   As of the date hereof, no Loan Party has entered into a Secured Hedge Agreement with or arranged by GE Capital Markets, Inc., General Electric Capital Corporation or any of their Affiliates.

§4.                               Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent as of 2:00 p.m., eastern time, on August 1, 2012:

(a)                                 This Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent and the Lenders.

(b)                                 The representations and warranties set forth in Section 3 hereof shall be true and correct.

(c)                                  The Borrower shall have paid an amendment fee (the “Amendment Fee”) to the Administrative Agent, which Amendment Fee shall be allocated to each Lender set forth on Schedule I in an amount equal to the amount set forth opposite such Lender’s name on such Schedule.  The Amendment Fee shall be paid in cash in immediately available funds, shall not be refundable under any circumstances, shall not be subject to counterclaim setoff or otherwise affected.

(d)                                 The Borrower shall have paid an upfront fee (the “Upfront Fee”) to the Administrative Agent for the account of each Lender set forth on Schedule II in an aggregate amount equal to the amount set forth opposite such Lender’s name on such Schedule.  The Upfront Fee shall be paid in cash in immediately available funds, shall not be refundable under any circumstances, shall not be subject to counterclaim setoff or otherwise affected.

(e)                                  All fees and expenses required to be paid on or before the date hereof in connection with this Amendment in accordance with that certain Fee Letter, dated as of June 28, 2012 by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. and the Borrower shall have been paid.  In addition, the Administrative Agent shall have been reimbursed for all reasonable and documented fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, to the extent documented prior to or on the Second Amendment Effective Date (for the avoidance of doubt, a summary statement of such fees, charges and disbursements shall be sufficient documentation for the obligations set forth in this Section 4(e) provided that supporting documentation for such summary statement is provided promptly thereafter).

§5.                               Miscellaneous Provisions.

§5.1.                     Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the

Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement and the Loan Documents shall be read and construed as one instrument.

§5.2.                     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

§5.3.                     THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

§5.4.                     This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§5.5.                     The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable and documented out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including legal fees).

§5.6.                     Except as otherwise expressly provided for in this Amendment, nothing contained in this Amendment shall extend to or affect in any way any of the rights or obligations of the Borrower, its Affiliates and/or Subsidiaries, as applicable, or the Administrative Agent’s or a Lender’s obligations, rights and remedies.  The Borrower, individually and on behalf of its Affiliates and/or Subsidiaries, as applicable, hereby agrees that Administrative Agent shall not be deemed to have waived any Default or Event of Default existing on the date hereof or arising hereafter or any or all of its rights or remedies with respect to such Defaults or Events of Default.

§5.7.                     The provisions of this Amendment are solely for the benefit of the Borrower, the Administrative Agent and the Lenders and no other Person shall have rights as a third party beneficiary of any of such provisions.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

NOODLES & COMPANY

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Executive Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Erik M. Truette
Name:	Erik M. Truette
Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John Schmidt
Name:	John Schmidt
Title:	Director

REGIONS BANK,
as a Lender

By:	/s/ Jay Sim
Name:	Jay Sim
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Director

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Charles M. Joye III (Mac)
Name:	Charles M. Joye III (Mac)
Title:	Vice President

RATIFICATION OF OBLIGATIONS

Each of the undersigned hereby acknowledges, agrees and consents to the foregoing Amendment and agrees that each of the Loan Documents remain in full force and effect, and each of the undersigned confirms and ratifies all of its obligations under each Loan Document (as amended hereby) to which it is a party.

TNSC, INC.,
a Colorado coporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

NOODLES & COMPANY SERVICES CORP.,
a Colorado corporation

By:	/s/ Paul A Strasen
Name:	Paul A. Strasen
Title:	Vice President

NOODLES & COMPANY FINANCES CORP.,
a Colorado corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – COLORADO, INC.,
a Colorado corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – WISCONSIN, INC.,
a Wisconsin corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – MINNESOTA, INC.,
a Minnesota corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	President

THE NOODLE SHOP, CO. – ILLINOIS, INC.,
an Illinois corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – VIRGINIA, INC.,
a Virginia corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – MARYLAND, INC., a Maryland corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Assistant Secretary

THE NOODLE SHOP, CO. – MONTGOMERY COUNTY, MARYLAND, a Maryland corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

THE NOODLE SHOP, CO. – CHARLES COUNTY, INC., a Maryland corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Assistant Secretary

THE NOODLE SHOP, CO. – HOWARD COUNTY, INC.,
a Maryland corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Assistant Secretary

THE NOODLE SHOP, CO. – DELAWARE, INC.,
a Delaware corporation

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	President

THE NOODLE SHOP, CO. – COLLEGE PARK, LLC,
a Maryland limited liability company

By: Noodles & Company, a Delaware corporation, its Class A Member

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Executive Vice President

THE NOODLE SHOP, CO. – BALTIMORE COUNTY, LLC, a Maryland limited liability company

By: Noodles & Company, a Delaware corporation, its Class A Member

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Executive Vice President

THE NOODLE SHOP, CO. – ANNAPOLIS, LLC,
a Maryland limited liability company

By: Noodles & Company, a Delaware corporation, its Class A Member

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Executive Vice President

THE NOODLE SHOP, CO. – KANSAS, LLC,
a Kansas limited liability company

By: TNSC, Inc., a Colorado coporation, its Member

By:	/s/ Paul A. Strasen
Name:	Paul A. Strasen
Title:	Vice President

Schedule I

Amendment Fee Schedule

Bank of America N.A.	$62,031.25
Wells Fargo Bank, National Association	$62,031.25
Regions Bank	$55,828.13

Schedule II

Upfront Fee Schedule

Bank of America N.A.	$65,750.00
Wells Fargo Bank, National Association	$38,437.50
Regions Bank	$31,343.75
Cadence Bank, N.A.	$100,000.00

Exhibit A

See attached.

EXECUTION VERSION

[Published CUSIP Number: 65538EAC7

CREDIT AGREEMENT

Dated as of February 28, 2011

among

NOODLES & COMPANY,

as the Borrower,

each other Loan Party party hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, L/C Issuer and Swing Line Lender,

THE OTHER LENDERS PARTY HERETO,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Left Lead Arranger,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Right Lead Arranger,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
 and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Book Managers,

and

REGIONS BANK and WELLS FARGO BANK, NATIONAL

ASSOCIATION,

as Co-Syndication Agents

Exhibit B

See Attached.

Schedule 2.01

Lender Commitments and Applicable Percentages

Lender	Revolving Credit Commitment	Revolving Credit Facility Commitment Percentage	Term Loan Facility Commitment	Term Loan Facility Commitment Percentage	Aggregate Commitments	Commitment Percentage
Bank of America, N.A.	$14,348,031.49	31.884514422%	$23,614,468.51	31.884514444%	$37,962,500.00	31.884514436%
Wells Fargo Bank, National Association	$12,283,464.57	27.296587933%	$20,216,535.43	27.296587922%	$32,500,000.00	27.296587927%
Regions Bank	$10,809,448.82	24.020997378%	$17,790,551.18	24.020997374%	$28,600,000.00	24.020997375%
Cadence Bank, N.A.	$7,559,055.12	16.797900267%	$12,440,944.88	16.797900260%	$20,000,000.00	16.797900262%
Total	$45,000,000.00	100.000000000%	$74,062,500.00	100.000000000%	$119,062,500.00	100.000000000%

Exhibit C

See Attached.